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                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 1997 (with respect to Note G[2] March 24, 1997), which appears on page F-2 of the annual report on Form 10-KSB of Community Medical Transport, Inc. and subsidiaries for the year ended December 31, 1996 and to the reference to our firm under the caption "Experts" in the prospectus.


                                        /s/ Richard A. Eisner & Company, LLP
                                            --------------------------------
                                            Richard A. Eisner & Company, LLP


New York, New York
October 20, 1997